Exhibit 10.46

ADDENDUM I
TO
MASSACHUSETTS INSURANCE PROCESSING SERVICE AGREEMENT
BETWEEN
CGI TECHNOLOGIES AND SOLUTIONS, INC.
(formerly CGI INFORMATION SYSTEMS & MANAGEMENT CONSULTANTS,
INC.) ("CGI")
AND
THE COMMERCE INSURANCE COMPANY
("COMPANY")

Dated August 7, 2007

CGI and the Company agree that this Addendum I ("Addendum") hereby modifies the Massachusetts Insurance Processing Service Agreement, effective January 1, 1992 between them (the "Agreement"), and forms an integral part of the Agreement. All terms defined elsewhere in the Agreement and not otherwise defined in this Addendum shall have the meanings given to them in the Agreement.

The parties, in consideration of their mutual promises and obligations, hereby amend the Agreement as follows:

      1.    CGI and the Company acknowledge and agree that CGI decided "not to proceed with the INSideOUT conversion" within the meaning of Addendum H to the Agreement, dated as of November 1, 2006, and therefore that Addendum H did not "go into effect", did not amend or modify the Agreement, and that Addendum H has no legal force or effect.

2. Section 1.2 Term: is deleted in its entirety and replaced with the following:

Term: Regardless of when this Agreement is actually executed by the parties, the term of this Agreement shall be from January 1, 1992 to December 31, 2011 (the "Term").

3. Section 1.3 Renewal: is deleted in its entirety and replaced with the following:

"Section 1.3 Negotiation of New Long-Term Agreement, if any, with Term Commencing in 2010 or 2011

Notwithstanding any other provision of this Agreement, CGI and the Company covenant and agree that they shall commence, by no later than October 1, 2007, negotiations in connection with a potential new, long-

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term agreement (a "New Agreement"). CGI acknowledges and agrees that the Company shall have the right and option ***

4. Section 2.1 Fees: is hereby amended by inserting a third, a fourth, and a fifth paragraph as follows:

***

5. Section 3.2 Revisions to Systems: is hereby deleted in its entirety and replaced with the following:

"Section 3.2 Revisions to System and System Rebuild:

3.2.1    Revisions to System. For new and existing coverages, surcharges, discounts, etc., and any revisions thereto, CGI shall maintain its Systems in conformance with the mandatory requirements of applicable state regulatory authorities. CGI shall maintain and enhance the Systems to provide the Company a competitive edge in the industry.

      3.2.1.1    CGI covenants and agrees that it shall implement or complete, at no cost to the Company, each of the enhancements to the current Systems (the "First Round Enhancements") by the individual projected target dates as set forth in Attachment 3.2.1.1.

      3.2.1.2    CGI covenants and agrees that, by no later than ***, it shall deliver to the Company Attachment 3.2.1.2 to this Agreement, which shall describe in reasonable detail the system modifications that CGI intends to make during the Term of this Agreement (the "System Modifications"). More specifically, Attachment 3.2.1.2 shall include with respect to each System Modification, a good faith estimate of the projected target dates for its implementation, together with any applicable cost to the Company, for each System Modification.

      3.2.1.3    The Company shall have the right and option to decline in a written notice to CGI (a "Declination Notice") acceptance of any System Modification as to which there is a cost to the Company in Attachment 3.2.1.2. Upon CGI's receipt of a Declination Notice, (i) CGI shall not charge the Company any amount with respect to any System Modification named in a Declination Notice, and (ii) CGI shall, at the Company's option, continue to the provide MIPS and all other services provided under this Agreement at a level of service that is satisfactory to the Company.

*** Information omitted pursuant to a request for confidential treatment. Omitted information has been filed separately with the Securities and Exchange Commission.

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      3.2.1.4    Notwithstanding any provision of this Section 3.2.1, CGI and the Company acknowledge and agree that changes in Massachusetts insurance law, regulations, and rules, including without limitation changes in the rules of Commonwealth Automobile Reinsurers, (together, "Law") may require that

a.

CGI divert resources from development and implementation of any Enhancements and/or System Modifications to required changes to maintain the Company's competitive edge in the industry in light of changes in Law; and

b.	Adjustments in the projected target dates for the Enhancements as set forth in Attachment 3.2.1.1 and System Modifications as shall be set forth in Attachment 3.2.1.2.

3.2.2    System Rebuild. CGI covenants and agrees that it shall replace and/or rebuild the Systems by no later than ***, subject to an adjustment of such date pursuant to Section 3.2.2.1 below, thereby significantly enhancing the business and technical functionality of the Systems for the Company and each of CGI's other clients as a core product offering (the "System Rebuild"). CGI covenants and agrees that it shall deliver to the Company in writing by no later than *** a complete proposal for the System Rebuild (the "Rebuild Proposal"), which shall include the following:

a.	reasonable milestones and projected target dates, on a component by component basis, for delivering the components of the System Rebuild (the "Rebuild Components");

b.

the target dates, which shall be updated no less than annually during the Term by each October 1, for the ensuing twelve (12) month period, at least for the establishment of requirements, delivery of the Rebuild Components for testing by the Company, and implementation of the Rebuild Components; and

*** Information omitted pursuant to a request for confidential treatment. Omitted information has been filed separately with the Securities and Exchange Commission.

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c.

as the final milestone in the Rebuild Proposal, that CGI will deliver all of the Rebuild Components as defined in the Rebuild Proposal, as agreed to by Company. Prior to the Final Delivery Date (as that term is defined below), a period not to exceed sixty (60) calendar days will be available to Company for User Acceptance Testing, ("UAT"), if desired, and, for CGI to perform any required corrective action with respect to reported Company UAT results, based upon an approved project proposal. The target date for such final milestone shall be, subject to adjustment under Section 3.2.2.1 (below), no later than *** (the "Final Delivery Date").

3.2.2.1 Notwithstanding any other provision of this Section 3.2.2, CGI and the Company acknowledge and agree that:

a.

changes in Law may require (i) that CGI divert resources from development and implementation of the System Rebuild to changes to the current Systems or First Round Enhancements or System Modifications to maintain the Company's competitive edge in the industry in light of changes in Law; and/or (ii) mutually agreeable adjustments in the milestones and target dates for the Rebuild Components, including without limitation the Final Delivery Date as each shall be set forth in a Change Order (as defined below); it being understood that results will have no impact on the CGI System Rebuild Incentive Fee; and

b.

delays due to other causes beyond CGI's reasonable control, including war (whether declared or not), sabotage, insurrection, riot and other acts of civil disobedience, action of a public enemy or other acts of terrorism, failure or delays in transportation, labor dispute, fire, explosion, flood, storm or other act of God, or shortage of labor, fuel or raw materials or machinery, but expressly excluding failures of technology and technology-related delays in connection with the System Rebuild or any Rebuild Component, may require mutually agreeable adjustments in the milestones and target dates for the Rebuild Components, including the Final Delivery Date, as each shall be set forth in a Change Order.

*** Information omitted pursuant to a request for confidential treatment. Omitted information has been filed separately with the Securities and Exchange Commission.

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c.

"Change Order" shall mean a mutually agreed and reasonably detailed written description of: (i) one or more changes to the scope of the System Rebuild and/or (ii) one or more changes in the milestones and targets by which CGI had previously agreed to deliver one or more Rebuild Components.

d.

CGI shall, within thirty (30) days of an occurrence described in Subsections 3.2.2.1 (a)(ii) or (b), send the Company a proposed Change Order. Within thirty (30) days of the Company's receipt of a proposed Change Order (the "Change Date"), CGI and the Company shall mutually agree in writing either: (iii) to the terms and conditions of a Change Order (whether or not in the form proposed by CGI), or (iv) to an amendment to this Agreement.

      3.2.3    There shall be no costs to the Company or ongoing charges for any First Round Enhancement, System Modification, or any Rebuild Component other than for those System Modifications or Rebuild Components where the parties have mutually agreed in writing in Attachment 3.2.1.2 or in the Rebuild Proposal that there will be a charge. The Company acknowledges and agrees that CGI shall be entitled to charge the Company a mutually agreed amount for (1) any customization or Company-only changes to any System Modification or Rebuild Component, and (ii) any other special project work requested in writing by the Company.

      3.2.4    For each First Round Enhancement, System Modification, and Rebuild Component, CGI shall provide reasonable advance written notice to the Company describing the individual Rebuild Component, as well as a written schedule for its implementation. If the Company subsequently is unable to complete the required functions(s) by the deadline established, and CGI is ultimately late, solely because of the Company's delay, in delivering any Rebuild Component and CGI can demonstrate that such delay impacts the remainder of the timeline for the System Rebuild, then the Final Delivery Date shall be extended by no more than the same number of months that the Company was late in performing its required function(s) for a particular Rebuild Component. However, if CGI demonstrates to the Company's satisfaction that the delay was more severe, the Company shall agree to a further extension to the Final Delivery Date. The Company acknowledges and agrees that delays in the Final Delivery Date within the scope of this Section 3.2.4. shall have no impact on the CGI System Rebuild Incentive Fee.

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3.2.5 The Company shall have no ownership interest in any of the First Round Enhancements, the System Modifications, the Rebuild Components, or the System Rebuild described in this Section 3.2."

6. Attachment 3 is hereby deleted in its entirety and shall have no further force or effect.

7. Attachment (1), Part B - (Description of Processing Services), Section 1.1.5.b is hereby deleted in its entirety and replaced with the following:

***

*** Information omitted pursuant to a request for confidential treatment. Omitted information has been filed separately with the Securities and Exchange Commission.

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Except as amended by this Addendum I to this Agreement, all other terms and conditions of the Agreement shall remain in full force and effect.

THE COMMERCE INSURANCE COMPANY	CGI TECHNOLOGIES AND SOLUTIONS INC.

By: _____________________________	By: ______________________________

Its: _____________________________	Its: ______________________________

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Attachment 3.2.1.1

First Round Enhancements to Current Systems

***

*** Information omitted pursuant to a request for confidential treatment. Omitted information has been filed separately with the Securities and Exchange Commission.

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